EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Surna Appoints Taylor Simonton and Chris Bechtel as new Directors

Simonton brings experience on eight corporate boards of directors and as chairman of six audit committees; Bechtel brings cannabis industry experience

Boulder, Colorado, May 31, 2017 /PRNewswire/ — Surna Inc. (OTCQB: SRNA) (“Surna” or the “Company”) a manufacturer of a proprietary line of optimized lighting, environmental control and air sanitation systems for state-regulated cannabis cultivation facilities as well as traditional indoor agricultural facilities, announced today the appointment of J. Taylor Simonton, age 73, and Chris Bechtel, age 57, as independent directors. These appointments fill two vacancies on the Board, including the vacancy created by the recent resignation of Morgan Paxhia.

“Morgan was instrumental in helping Surna transition to its public company status and our go-to-market strategy,” said Surna CEO Trent Doucet. “Morgan’s industry insights and experience were invaluable in our early years, and we’re grateful for his many contributions that have helped establish our solid foundation for future growth,” added Doucet.

“Taylor brings a wealth of valuable experience to Surna, both from his decades of experience in public accounting as well as his participation on a variety of public company boards, and Chris has a deep understanding of the cannabis industry, is experienced in operating and growing both small and large businesses, and can bring strategic value to Surna,” said Doucet.

“These appointments are an unmistakable confirmation of our plan to create a strong and independent board of directors,” added Doucet.

The Company also announced the establishment of an Audit Committee. Messrs. Simonton and Bechtel, together with Timothy J. Keating, the Company’s Chairman of the Board and an independent director, were appointed to serve as members of the Audit Committee. Mr. Simonton was appointed as the chair of the Audit Committee.

Biographical Information on J. Taylor Simonton

Mr. Simonton is serving or has served on eight corporate boards of directors, including six other public companies since 2003 where he has served as the chair of the Audit Committee. His board service has included Red Robin Gourmet Burgers, Inc., and currently includes Advanced Emissions Solutions, Inc. He also has extensive experience in corporate governance and nominating and governance committees.

Mr. Simonton served for 10 years until 2015 on the Board of Directors of the Colorado Chapter of the National Association of Corporate Directors (NACD), where he served over time as its Treasurer, President, and Chairman. He is a Board Leadership Fellow, NACD’s highest director credential, and was honored as Colorado’s 2014 Outstanding Public Company Director by the Denver Business Journal and NACD-Colorado. Simonton spent his entire professional career, including 23 years as an Assurance and National Office SEC Services Partner, at PricewaterhouseCoopers, LLC (PwC). He has extensive experience with SEC filings, including assistance with over 100 IPOs during his PwC career. His last seven years with PwC were in the SEC Services of the firm’s National Professional Services Group, which handles the firm’s SEC, corporate governance, accounting and auditing, risk management and quality matters. He is admitted as an expert witness in accounting, auditing, and corporate governance in U.S. District Court, Colorado Division.

Mr. Simonton is a 1966 graduate of the University of Tennessee - Knoxville with a B.S. in Accounting and is a Certified Public Accountant, licensed in Colorado.

Biographical Information on Christopher Bechtel

Mr. Bechtel has over 30 years’ experience, as an executive, entrepreneur and consultant, managing and advising businesses from start-ups to divisions of large Fortune 500 companies. Since 2015, Mr. Bechtel has been the principal of Bechtel Consulting, LLC, which provides consulting services in mergers and acquisitions, financial and investment analysis, capital markets, turnarounds and special situations. Mr. Bechtel became involved in the cannabis industry about three years ago as a private investor, consultant and advisor.

In September 2014, Mr. Bechtel joined the advisory board of Supreme Pharmaceuticals, Inc., a Canadian publicly traded company committed to becoming a leading supplier of affordable medical cannabis. In November 2014, Mr. Bechtel was appointed as an independent director and the chairman of Supreme, where he served in such positions until resigning in April 2016. From October 2014 to April 2016, Mr. Bechtel also served as a director of ebbu, llc, a privately-held, Colorado-based company offering a line of branded cannabis products and a bulk oil extraction service for cannabis producers.

In 1983, Mr. Bechtel co-founded Omni Laboratories, Inc., a privately-held company that provides geologic services for oil and gas companies, where he was initially responsible for all business development activities, including a number of business acquisitions. From January 1995 to September 2006, as the owner and President, Mr. Bechtel was responsible for leading the organic growth initiative as well as expanding Omni’s service offerings, eventually employing 175 people with 14 laboratory locations in six countries. In September 2006, Mr. Bechtel sold Omni to Weatherford International, Inc. (NYSE: WFT), one of the largest global providers of innovative mechanical solutions, technology and services for the drilling, completion and production sectors of the oil and gas industry. Mr. Bechtel was appointed Group Vice President responsible for managing and growing the former Omni business, which was renamed Weatherford Laboratories, and in 2011, he was promoted to lead the worldwide operations of Weatherford’s Surface Logging Systems division. Mr. Bechtel retired from Weatherford in March 2015.

Mr. Bechtel is a 1981 graduate of Michigan State University with a B.A. degree in Marketing.

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About Surna Inc.

Surna Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, Colorado, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the company’s signature water-cooled climate control platform. The company’s engineers continuously seek to create technology that solves the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of controlled environment agriculture. Though its customers do, the Company neither produces nor sells cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Surna’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Surna’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Surna’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to, the risks and uncertainties associated with Surna’s provision of equipment and services to the cannabis industry. Except as required by the federal securities laws, Surna undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Surna Marketing

Jamie English
Marketing Manager
jamie.english@surna.com
303-993-5271

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